UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

Mpower Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-32941	52-2232143
----------------------	----------------------	----------------------
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

175 Sully's Trail, Pittsford, NY 14534
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (585) 218-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Entry Into a Material Definitive Agreement.

Item 1.01 Entry Into a Material Definitive Agreement.

On February 18, 2005, Mpower Communications Corp. (the “Company”), a wholly-owned subsidiary of Mpower Holding Corporation (“Holding”), entered into a consulting agreement with Cassara Management Group, Inc. (“CMGI”).  Anthony Cassara, a member of the Board of Directors of Holding, is an officer and the principal shareholder of CMGI.  Under the consulting agreement, CMGI will perform consulting services for the Company for an initial fee equal to $40,000 plus reimbursable expenses.  The Company believes the terms and conditions of the consulting agreement are at least as favorable to the Company as those which it could have received from an unaffiliated third party, and that CMGI is well suited to perform the services requested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPOWER HOLDING CORPORATION

Date: February 22, 2005	By:	/s/ Russell I. Zuckerman
Russell I. Zuckerman
Senior Vice President, General Counsel & Secretary